UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2009
Date of Report (Date of earliest event reported)

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Lions Club Road
Scott LA	70583
(Address of principal executive offices)	(Zip Code)

(337) 706-7056
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 9, 2009, the management and Board of Directors of ESP Resources, Inc. (the “Company”) concluded that the Company’s audited financial statements for the year ended December 31, 2008, and the Company’s unaudited financial statements for the interim periods ended March 31, 2009 and June 30, 2009, (collectively, the “Relevant Periods”) should no longer be relied upon and will be restated.

The Company determined that the original accounting for the acquisition of ESP Nevada by ESP Delaware as of December 29, 2008 contained errors that resulted in an understatement of the fair value of the net assets acquired in the reverse merger. The Company had originally determined that the acquisition of ESP Nevada did not constitute a business. The Company had valued the acquisition based on the fair value of the underlying assets based on the fact that the stock was thinly traded. The Company has now determined that the assets of ESP Nevada constituted a business and that the acquisition should be valued at the fair value of the stock issued in the transaction. The transaction should have been valued at $0.76 per share based on the average trading price of the Company’s stock for the three days before and after the announcement of the transaction. The total consideration paid was $3,461,218 based on the 4,572,283 shares of common stock retained by the existing shareholders of the Company. As a result the acquisition price will be valued as follows as of December 31, 2008:

Cash	$13,260
Notes receivable	278,004
Property and equipment	2,536
Unproven Oil & Gas properties	1,067,382
Prepaid expenses	16,102
Deposit	1,510
Goodwill	2,559,879
Related party debt	(67,354)
Liabilities assumed	(49,911)
Notes payable, net	(360,190)
Net assets acquired	$3,461,218

As a result of the reallocation of the purchase price of ESP Nevada, the Company will record goodwill of $2,559,879. Goodwill was evaluated for impairment as of December 31, 2008. The goodwill was fully impaired because there were no expected future cash flows in excess of those that were already used to value the oil and gas properties at fair value on the date of acquisition which was two days earlier.

The effect of this restatement will increase additional paid in capital as of December 31, 2008 by $2,559,879. The net loss for the year ended December 31, 2008 will increase by $2,559,879 as a result of recognizing the impairment of goodwill.

The balance sheets as of March 31, 2009 and June 30, 2009 will reflect an increase in additional paid-in capital and retained deficit of $2,559,879.

The Company expects to file restated financial statements for the Relevant Periods as soon as practicable.

The Company’s Board of Directors discussed the decision to restate the Company’s financial statements for the Relevant Periods with the Company’s independent registered public accounting firm, Malone & Bailey, PC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESP RESOURCES INC.
Date: November 25, 2009
	By:	/s/ Chris Metcalf

CHRIS METCALF
Chief Executive Officer